Exhibit 10.13

AMENDMENT TO LICENSE AGREEMENT

This Amendment dated as of October 14, 2010 (the “Amendment”) to the License Agreement (the “Agreement”) dated as of the 17th day of August, 2007 by and between Avalon Oil & Gas, Inc. (the “Licensor”) and Oiltek, Inc. (the “Licensee”).

WHEREAS, Article “3” of the Agreement provides that the Term of the Agreement shall be five (5) years and shall terminate on May 31, 2012; provided, however, that the Term may be extended in the Licensee’s sole and absolute discretion for up to two (2) additional three-year (3) periods by the Licensee giving written notice to the Licensor pursuant to Paragraph “C” of Article “21” of the Agreement; provided, however, that such notice must be given at least one hundred and eighty (180) days prior to the end of the applicable Term, and that the Patent titled “Detection of Leaks in Pipelines” expires on October 9, 2012 and shall cease to be considered a Patent for the purposes of this Agreement thereafter;

NOW, THEREFORE, the parties hereto, on behalf of themselves and their respective executors, administrators, successors and assigns do hereby agree that Article “3” of the Agreement is hereby amended by deleting all of Paragraph “C” and substituting in its place and stead the following:

3.           Term.  Subject to the provisions of Article “12” of this Agreement, the Term of this Agreement shall be ten (10) years and shall terminate on May 31, 2017; provided, however, that the Term may be extended in the Licensee’s sole and absolute discretion for up to two (2) additional three-year (3) periods by the Licensee giving written notice to the Licensor pursuant to Paragraph “C” of Article “21” of this Agreement; provided, however, that such notice must be given at least one hundred and eighty (180) days prior to the end of the applicable Term, and that the Patent titled “Detection of Leaks in Pipelines” expires on October 9, 2012 and shall cease to be considered a Patent for the purposes of this Agreement thereafter.

Except as modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

Avalon Oil & Gas, Inc.

By: /s/ Kent Rodriguez
       Kent Rodriguez, President

Oiltek, Inc.

By: /s/ Jill Allison
       Jill Allison, President